Exhibit 1.1

Execution Version

ERP OPERATING LIMITED PARTNERSHIP

(an Illinois limited partnership)

$450,000,000 2.375% Notes due 2019

$750,000,000 4.500% Notes due 2044

TERMS AGREEMENT

Dated: June 16, 2014

To:	ERP Operating Limited Partnership

c/o Equity Residential

Two North Riverside Plaza

Chicago, Illinois 60606

Attention: Mark Parrell

Ladies and Gentlemen:

We (the “Representatives”) understand that ERP Operating Limited Partnership, an Illinois limited partnership (“ERP”), proposes to issue and sell $450,000,000 aggregate principal amount of 2.375% Notes due 2019 (the “2019 Notes”) and $750,000,000 aggregate principal amount of 4.500% Notes due 2044 (the “2044 Notes” and collectively, the “Underwritten Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters named below (the “Underwriters”) severally, and not jointly, agree to purchase the respective amounts of the Underwritten Securities set forth below opposite their respective names, at the purchase price set forth below.

Underwriter	Aggregate Principal Amount of 2019 Notes to be Purchased	Aggregate Principal Amount of 2044 Notes to be Purchased

Deutsche Bank Securities Inc.	$51,750,000	$86,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$51,750,000	$86,250,000
UBS Securities LLC	$51,750,000	$86,250,000
J.P. Morgan Securities LLC	$51,750,000	$86,250,000
Wells Fargo Securities, LLC	$51,750,000	$86,250,000
Jefferies LLC	$22,500,000	$37,500,000
SunTrust Robinson Humphrey, Inc.	$22,500,000	$37,500,000
U.S. Bancorp Investments, Inc.	$22,500,000	$37,500,000
BNY Mellon Capital Markets, LLC	$18,000,000	$30,000,000
Mitsubishi UFJ Securities (USA), Inc	$18,000,000	$30,000,000
Regions Securities LLC	$18,000,000	$30,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$13,950,000	$23,250,000

BBVA Securities Inc.	$13,950,000	$23,250,000
Fifth Third Securities, Inc.	$13,950,000	$23,250,000
Mizuho Securities USA Inc.	$13,950,000	$23,250,000
SMBC Nikko Securities America, Inc.	$13,950,000	$23,250,000

Total	$450,000,000	$750,000,000

The Underwritten Securities shall have the following terms:

Title:	2.375% Notes due 2019 (the “2019 Notes”) 4.500% Notes due 2044 (the “2044 Notes”)

Principal Amount to be Issued:	$450,000,000 aggregate principal amount of the 2019 Notes $750,000,000 aggregate principal amount of the 2044 Notes

Currency:	U.S. Dollars

Expected Ratings:	• Baa1 by Moody’s Investors Service, Inc. • BBB+ by Standard & Poor’s Ratings Services • BBB+ by Fitch Ratings Services

Form:	Registered book-entry form

Price to Public:	99.900% of the principal amount for the 2019 Notes 99.297% of the principal amount for the 2044 Notes

Purchase Price:	99.300% of the principal amount for the 2019 Notes 98.422% of the principal amount for the 2044 Notes

Stated Maturity Date:	July 1, 2019 for the 2019 Notes July 1, 2044 for the 2044 Notes

Interest Rate:	2.375% per annum for the 2019 Notes 4.500% per annum for the 2044 Notes

Interest Payment Date:	Interest on the Underwritten Securities will be payable semi-annually in arrears, on January 1 and July 1 of each year beginning January 1, 2015.

Record Dates:	The close of business on the December 15 and June 15 preceding the applicable Interest Payment Date

Redemption:	2019 Notes. Prior to June 1, 2019, ERP may redeem the 2019 Notes, at any time, in whole or, from time to time, in part, at the election of ERP, at a redemption price equal to the sum of (i) the principal amount of the 2019 Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined in the Prospectus, including the Reinvestment Rate set forth below), if any, with respect to the 2019 Notes. On or after June 1, 2019, ERP may redeem the 2019 Notes, at any time, in whole, or, from time to time, in part, at the election of ERP at a redemption price equal to

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100% of the principal amount of the 2019 Notes being redeemed plus accrued interest thereon to the redemption date. Notice of any optional redemption of any 2019 Notes will be given to holders at their addresses, as shown in the security register, not more than 45 nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the 2019 Notes held by such persons to be redeemed.

2044 Notes. Prior to January 1, 2044, ERP may redeem the 2044 Notes, at any time, in whole or, from time to time, in part, at the election of ERP, at a redemption price equal to the sum of (i) the principal amount of the 2044 Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined in the Prospectus, including the Reinvestment Rate set forth below), if any, with respect to the 2044 Notes. On or after January 1, 2044, ERP may redeem the 2044 Notes, at any time, in whole, or, from time to time, in part, at the election of ERP at a redemption price equal to 100% of the principal amount of the 2044 Notes being redeemed plus accrued interest thereon to the redemption date. Notice of any optional redemption of any 2044 Notes will be given to holders at their addresses, as shown in the security register, not more than 45 nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the 2044 Notes held by such persons to be redeemed.

Reinvestment Rate:	2019 Notes. “Reinvestment Rate” means .15% plus the yield under the heading “Week Ending” published in the most recent Statistical Release (as defined in the Prospectus) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

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2044 Notes. “Reinvestment Rate” means .20% plus the yield under the heading “Week Ending” published in the most recent Statistical Release (as defined in the Prospectus) under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

Sinking Fund Requirements:	None

Listing:	None

Delayed Contracts:	Not authorized

Restrictive Covenants:	The covenants set forth in the Indenture, dated as of October 1, 1994, between ERP and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, NA, as successor to The First National Bank of Chicago) (the “Trustee”), as amended by the First Supplemental Indenture, dated as of September 9, 2004, between ERP and the Trustee, by the Second Supplemental Indenture, dated as of August 23, 2006, between ERP and the Trustee, by the Third Supplemental Indenture, dated as of June 4, 2007, between ERP and the Trustee, and by the Fourth Supplemental Indenture between ERP and the Trustee, dated as of December 12, 2011, between ERP and the Trustee (as so amended and as may be further amended and supplemented from time to time, the “Indenture”).

Settlement Date, Time and Place:	Delivery of documents on June 19, 2014, at 10:00 a.m. New York City time at the offices of Morrison & Foerster LLP; 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC 20006-1888; delivery of funds on June 19, 2014, in accordance with DTC procedures for the Underwritten Securities.

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Address for Notices to Underwriters:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Debt Capital Markets Syndicate

Facsimile: (212) 797-2202

with a copy to General Counsel at facsimile no. (212) 797-4561

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Attention: Fixed Income Syndicate

Phone: (203) 719-1088

Facsimile: (203) 719-0495

All the provisions contained in the document attached as Annex A hereto entitled “ERP Operating Limited Partnership—Debt Securities—Standard Underwriting Provisions” dated June 16, 2014 (the “Standard Underwriting Provisions”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

For purposes of this transaction, the term “Time of Sale” as used in the Standard Underwriting Provisions and this Terms Agreement shall mean 5:48 p.m. on the date hereof.

The Time of Sale Information for this transaction shall constitute the following: (1) any scheduled Issuer Free Writing Prospectuses attached as Annex B hereto, (2) the Preliminary Prospectus Supplement dated June 16, 2014, together with the Base Prospectus and (3) any filing under the 1934 Act which is deemed incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement or the Base Prospectus.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between ERP and the several Underwriters, or any of them, with respect to the offer and sale of the Underwritten Securities.

[SIGNATURE PAGE APPEARS NEXT]

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Please accept this offer no later than 6 p.m. (New York City time) on June 16, 2014, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Patrick M. Käufer
	Name:	Patrick M. Käufer
	Title:	Managing Director

By:	/s/ Christopher W. Gerney
	Name:	Christopher W. Gerney
	Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Chris Djoganopoulos
	Name:	Chris Djoganopoulos
	Title:	Managing Director Investment Banking

UBS SECURITIES LLC

By:	/s/ Mark Spadaccini
	Name:	Mark Spadaccini
	Title:	Executive Director UBS Securities LLC

By:	/s/ Chelseay Boulos
	Name:	Chelseay Boulos
	Title:	Associate Director UBS Securities LLC

Acting on behalf of themselves and the other named Underwriters

Accepted:

ERP OPERATING LIMITED PARTNERSHIP

By:	EQUITY RESIDENTIAL, not individually but as General Partner

	By:	/s/ Mark J. Parrell
		Name:	Mark J. Parrell
		Title:	Executive Vice President and Chief Financial Officer

Annex B-1

Issuer Free Writing Prospectus

PRICING TERM SHEET

2.375% Notes due 2019

Issuer:	ERP Operating Limited Partnership

Security:	2.375% Notes due 2019

Anticipated Ratings:	• Baa1 by Moody’s Investors Service, Inc. • BBB+ by Standard & Poor’s Ratings Services • BBB+ by Fitch Ratings Services

Principal Amount Offered:	$450,000,000

Trade Date:	June 16, 2014

Settlement Date:	June 19, 2014 (T+3)

Maturity Date:	July 1, 2019

Coupon:	2.375%

Interest Payment Dates:	Payable semiannually on January 1 and July 1, commencing January 1, 2015

Price to Public:	99.90%

Benchmark Treasury:	1.500% due May 31, 2019

Benchmark Treasury Yield:	1.696%

Spread to Benchmark Treasury:	+70 bps

Re-Offer Yield:	2.396%

Make-Whole Call:	Treasury rate plus 15 basis points

Optional Redemption:	Issuer may redeem at any time in whole or, from time to time in part, at a redemption price equal to the sum of (i) the principal amount being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as described in the Prospectus), if any; provided, that if the notes are redeemed on or after June 1, 2019, the redemption price will not include the Make-Whole Amount.

Net Proceeds (before expenses):	$446,850,000

Day Count Convention:	30 / 360

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	26884A BC6/ US26884ABC62

Joint Book-Running Managers:

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

UBS Securities LLC

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Jefferies LLC

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Senior Co-Managers:	BNY Mellon Capital Markets, LLC Mitsubishi UFJ Securities (USA), Inc Regions Securities LLC

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC BBVA Securities Inc. Fifth Third Securities, Inc. Mizuho Securities USA Inc. SMBC Nikko Securities America, Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. at 1-800-503-4611; Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322; or by calling UBS Securities LLC at 1-877-827-6444, ext. 561-3884.

PRICING TERM SHEET

4.500% Notes due 2044

Issuer:	ERP Operating Limited Partnership

Security:	4.500% Notes due 2044

Anticipated Ratings:	• Baa1 by Moody’s Investors Service, Inc. • BBB+ by Standard & Poor’s Ratings Services • BBB+ by Fitch Ratings Services

Principal Amount Offered:	$750,000,000

Trade Date:	June 16, 2014

Settlement Date:	June 19, 2014 (T+3)

Maturity Date:	July 1 , 2044

Coupon:	4.500%

Interest Payment Dates:	Payable semiannually on January 1 and July 1, commencing January 1, 2015

Price to Public:	99.297%

Benchmark Treasury:	3.625% due February 15, 2044

Benchmark Treasury Yield:	3.393%

Spread to Benchmark Treasury:	+115 bp

Re-Offer Yield:	4.543%

Make-Whole Call:	Treasury rate plus 20 basis points

Optional Redemption:	Issuer may redeem at any time in whole or, from time to time in part, at a redemption price equal to the sum of (i) the principal amount being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as described in the Prospectus), if any; provided, that if the notes are redeemed on or after January 1, 2044, the redemption price will not include the Make-Whole Amount.

Net Proceeds (before expenses):	$738,165,000

Day Count Convention:	30 / 360

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

CUSIP / ISIN:	26884A BB8 / US26884ABB89

Joint Book-Running Managers:

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

UBS Securities LLC

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Jefferies LLC

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Senior Co-Managers:	BNY Mellon Capital Markets, LLC Mitsubishi UFJ Securities (USA), Inc Regions Securities LLC

Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC BBVA Securities Inc. Fifth Third Securities, Inc. Mizuho Securities USA Inc. SMBC Nikko Securities America, Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. at 1-800-503-4611; Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322; or by calling UBS Securities LLC at 1-877-827-6444, ext. 561-3884.